Exhibit 10-Y

                Deferred Stock Unit Plan for Outside Directors
                                       of
                                    GPU, Inc.

                       As Amended Effective August 8, 2000
                                    -----


1.    Purpose

      The purpose of the Plan is to more closely align the interests of the outside directors of GPU, Inc. with those of GPU, Inc.'s stockholders by providing for a significant portion of the total annual compensation payable to such directors to be paid in the form of units representing shares of GPU, Inc.'s common stock.

2.    Definitions

      As used herein, the following terms shall have the following meanings:

      "Account" shall mean the account established for a Participant pursuant to
Section 5.

      "Award Date" shall mean July 1, 1997 and July 1 of each calendar year thereafter.

      "Beneficiary" shall mean the person or persons designated by a Participant in accordance with Section 11 to receive any amount, or any shares of Common Stock, payable under the Plan upon the Participant's death.

      "Board of Directors" shall mean the Board of Directors of the Corporation.

      "Change in Control" shall mean the occurrence of any of the following events:

      (1)An acquisition (other than directly from Corporation of any Common Stock or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the


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term  person is used for  purposes of Section  13(d) or 14(d) of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the
Corporation's  then  outstanding  Voting  Securities;   provided,   however,  in
determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

      (2) The individuals who, as of August 1, 1996, are members of the board of directors of the Corporation (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the board of directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Corporation (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (3)   The consummation of:

      (a) A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:


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            (i) the  shareholders of the  Corporation,  immediately  before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or
      consolidation   or   reorganization   (the  "Surviving   Corporation")  in
      substantially  the  same  proportion  as  their  ownership  of the  Voting
      Securities    immediately    before   such   merger,    consolidation   or
      reorganization,

           (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

          (iii) no Person other than (w) the  Corporation,  (x) any  Subsidiary,
      (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

      (b)A complete liquidation or dissolution of the Corporation; or

      (c)The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).


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      Notwithstanding the foregoing,  a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      "Committee"   shall  mean  the  Personnel,   Compensation  and  Nominating
Committee of the Board of Directors.

      "Common Stock" shall mean the shares of common stock of the Corporation.

      "Corporation" shall mean GPU, Inc.

      "Deferred Stock Unit" shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

      "Outside Director" shall mean a member of the Board of Directors who, as of any date of reference, is not an employee of the Corporation or any subsidiary thereof.

      "Participant" shall mean any Outside Director for whom an Account has been established, and is being maintained, pursuant to Section 5.

      "Plan" shall mean the Deferred Stock Unit Plan for Outside Directors of GPU, Inc., as set forth herein and as amended from time to time.


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      "Retirement"   shall  mean,   with   respect  to  any   Participant,   the
Participant's ceasing to be a member of the Board of Directors for any reason.

      "Vesting Date" shall mean, with respect to any Participant, the earliest to occur of the following dates:

            (i) the date as of which the Participant has completed at least 54 months of service, whether or not continuous, as an Outside Director;

           (ii)   the date of the Participant's death; or

          (iii)   the date on which a Change in Control occurs.

3.    Maximum Number of Shares of Common Stock Available

      The number of shares of Common Stock that may be distributed with respect to Deferred Stock Units awarded under the Plan shall be limited to 200,000 shares of Common Stock. If any Deferred Stock Units credited to a Participant's Account shall be forfeited, the number of shares of Common Stock no longer payable with respect to the Deferred Stock Units so forfeited shall thereupon be released and shall thereafter be available for distribution with respect to new awards of Deferred Stock Units under the Plan. The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 9.

      The shares of Common Stock distributed under the Plan may be authorized and unissued shares, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine.

4.    Annual Awards

      As of each Award Date, the Account maintained hereunder for each member of the Board of Directors who is an Outside Director on such date shall be credited with a number of Deferred Stock Units determined by first multiplying the amount of his or her Annual Cash Retainer by 1.5, and then dividing the resulting product by the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for such Award Date, or if there are no


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sales of Common Stock on such date,  for the next  preceding  day on which there were sales of Common Stock. An Outside Director's "Annual Cash Retainer" shall mean, as of any Award Date, the annual rate of cash retainer in effect for the Outside Director as of the day preceding such Award Date.

5.    Accounts

      There shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account for each member of the Board of Directors who is an Outside Director on July 1, 1997, and for each individual who becomes an Outside Director thereafter, to reflect such Participant's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

      (a)As of each Award Date, each Participant's Account shall be credited with the number of Deferred Stock Units required to be credited pursuant to
Section 4.

      (b)Each Participant's Account shall be adjusted to reflect all additional Deferred Stock Units required to be credited to such Account pursuant to Section 6, and the cancellation of all Deferred Stock Units with respect to which payments are made pursuant to Section 7.

      (c)In the case of each Participant for whom an election under Section 9(b) of the GPU, Inc. Restricted Stock Plan for Outside Directors is in effect on the business day immediately preceding the date on which a Change in Control occurs, such Participant's Account shall be adjusted to reflect the number of additional Deferred Stock Units required to be credited to such account on such day pursuant to Section 9(b)(ii) of such plan as a result of the Participant's election.

      (d)A Participant's interest in his or her Account shall become fully vested and nonforfeitable upon his or her Vesting Date.

6.    Crediting of Dividend Equivalents

      Until payment with respect to a Participant's Account has been made in full in accordance with Section 7, a Participant's Account shall be credited, as of each date on which the Corporation pays a dividend on its Common Stock ("Dividend Payment Date"), with additional Deferred Stock Units, the number of which shall be determined by multiplying (i) the number of Deferred Stock Units


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standing to the Participant's  credit in his or her Account immediately prior to such Dividend Payment Date by (ii) the quotient resulting from dividing (A) the per share amount of the dividend so paid by (B) the price per share used for the reinvestment of dividends paid on such Dividend Payment Date under the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan.

7.    Payment of Account Balances

      Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

      (a)A Participant's Account shall become payable upon the Participant's Retirement on or after his or her Vesting Date. If a Participant ceases to serve as a member of the Board of Directors for any reason prior to his or her Vesting Date, all of the Deferred Stock Units standing to the Participant's credit in his or her Account shall be forfeited as of the date of such cessation of the Participant's service.

      (b)Except as otherwise provided in (c) below, payment with respect to a Participant's Account shall be made in the form of a single lump sum payment. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the first business day of the second calendar month following the month in which the Participant's Retirement occurs.

      (c)A Participant may elect to have payment with respect to his or her Account made to the Participant, or in the event of the Participant's death, to his or her Beneficiary, in the form of annual installments payable over a period of five years, or such greater number of years as the Participant specifies in his or her election. An election under this Section 7(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date of the Participant's Retirement, or within such other period as may be applicable under Section 15(a). Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence. If a Participant's Account becomes payable in the form of annual installments, payments shall be made in accordance with the following provisions:


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           (i) The first installment payment shall be made on the first business day of the second calendar month following the month in which the Participant's Retirement occurs, and the remaining installment payments shall be made on the anniversary of such payment commencement date in each succeeding year.

           (ii) With each annual installment, payment shall be made with respect to a number of Deferred Stock Units equal to the quotient resulting from dividing (A) the total number of Deferred Stock Units included in the balance of the Participant's Account as of the last day of the calendar month preceding the date on which such payment is to be made, by (B) the number of installment payments remaining to be made. Immediately after each annual installment payment has been made, the number of Deferred Stock Units included in the balance of the Participant's Account shall be reduced by the number of Deferred Stock Units with respect to which such payment was made.

          (iii) If the Participant should die before receiving all installment payments required to be made hereunder with respect to the Participant's Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts, as such payments would have been made to the Participant if he or she had not died.

      (d)Payment  with  respect to any  Deferred  Stock  Units  included  in the balance of a Participant's Account shall be made (i) by the issuance of one share of Common Stock for each whole Deferred Stock Unit with respect to which payment is being made, and (ii) in cash, with respect to any fractional part of a Deferred Stock Unit with respect to which payment is being made.
Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that payment with respect to any or all of the Deferred Stock Units included in the balance of a Participant's Account shall be made in cash instead of in shares of Common Stock. The amount of the cash payment to be made with respect to any Deferred Stock Unit shall be equal to (and the amount of the cash payment to be made with respect to any fractional part of a Deferred Stock Unit shall be based upon) the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the last business day immediately preceding the date on which such cash payment is to be made.


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      (e)Notwithstanding  any other provision in this Section 7 to the contrary, payment with respect to any part or all of the Participant's Account may be made to the Participant or, if the Participant has died, to the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 7 if (i) the Participant, or his or her Beneficiary, requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency"
within  the  meaning  of  Section   1.457-2(h)(4)  of  the  federal  Income  Tax
Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

8.    Change in Control

      Notwithstanding any other provision of the Plan to the contrary or any other optional form of distribution otherwise elected or provided for hereunder, each Participant shall be permitted to make either one or both of the following special distribution elections: (a) to have the entire balance of his or her Account paid in the form of a single lump sum payment in the event of the Participant's Retirement upon the occurrence of a Change in Control, or (b) if a Change in Control occurs after the Participant's Retirement but before all payments with respect to his or her Account have been made in accordance with
Section 7, to have the entire remaining unpaid balance of his or her Account at the time of such Change in Control paid in the form of a single lump sum payment. Subject to Section 15(a), any such election shall be effective only if it is made at least one year prior to the Change in Control and prior to the Participant's Retirement. Any special election made under clause (a) or (b) above may be revoked, and a new special election may be made thereunder at any time; provided, however, subject to Section 15(a), that any such revocation or new election shall be effective only if it is made within the election period specified in the preceding sentence. Any special election, or revocation of a special election, that may be made hereunder shall be made in the manner set forth in Section 7(c).

      The lump sum payment to be made pursuant to a Participant's special distribution election under clause (a) or (b) above shall be made as soon as practicable after the Participant's Retirement or, in the case of a special


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election  under clause (b) above,  following  the date of the Change in Control.
Such payment shall be made in cash, or in shares of Common Stock, or in any combination of cash or such shares, as the Committee shall determine, and the amount of such payment shall be determined as follows:

            (i) To the extent that the payment for any of the Participants' Deferred Stock Units is to be made in cash, the amount of cash to be paid for such Deferred Stock Units shall be equal to the product of (A) the number of such Deferred Stock Units, multiplied by (B) the highest closing price per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape, occurring during the 90-day period preceding and the 90-day period following the Change in Control (the "Multiplication Factor").

           (ii) To the extent that payment for any of the Participant's Deferred Stock Units is to be made in shares of Common Stock, the number of shares of Common Stock to be issued with respect to such Deferred Stock Units shall be determined by dividing (A) the product of (y) the number of such Deferred Stock Units multiplied by (z) the Multiplication Factor, by (B) the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the day preceding the payment date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.

9.    Certain Adjustments to Plan Shares

      In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, the number and kind of shares represented by Deferred Stock Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.


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10.   Listing and Qualification of Common Shares

      The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of shares of Common Stock with respect to any Deferred Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

11.   Designation and Change of Beneficiary

      Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 11, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any shares of Common Stock, payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

12.   Rights of Participants

      A Participant's rights and interests under the Plan shall be subject to the following provisions:


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      (a)A Participant shall have the status of a general unsecured  creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

      (b)A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

      (c)Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as a member of the Board of Directors.

13.   Administration

      The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or employees of the Corporation or any subsidiary of the Corporation.

      All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.


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14.   Amendment or Termination

      The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that Section 7(a), Section 8, the last sentence of Section 13, this
Section 14, and the definitions of Change in Control and Vesting Date in Section 2, may not be amended, and the Plan may not be suspended or terminated, (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within six months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, suspension or termination adversely affects the rights of any Participant under the Plan. In addition, no amendment, suspension or termination of the Plan shall deprive any Participant of any rights with respect to Deferred Stock Units previously credited to his or her Account under the Plan without his or her written consent.

15.   Additional Change in Control Provisions

      In the event of a Change in Control, the provisions set forth below shall apply, notwithstanding any other provisions of the Plan to the contrary.

      (a) The regular distribution election provided for under Section 7(c) and any special distribution election provided for under Section 8 may be made by a Participant, and any such election previously made by a Participant may be revoked and a new election made by the Participant under such Sections, at any time during the period beginning on the date of any agreement entered into by the Corporation which provides for the occurrence of one or more transactions which, if consummated, would constitute a Change in Control, and ending on the 45th day after such date (the "Window Period"). Any election, or revocation of an election, that may be made pursuant to this Section 15(a) shall be made in the manner set forth in Section 7(c). Any election or revocation of an election under Section 7(c) that is made pursuant to this Section 15(a) shall be effective only if the transactions provided for in the agreement referred to in the preceding sentence are consummated.


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


      (b) In the case of any Participant whose Retirement has not otherwise occurred prior to a Change in Control, such Participant's Retirement shall be treated, for purposes of this Plan, as occurring on the date on which such Change in Control occurs, unless an election under (c) below is in effect for the Participant at the time of such Change in Control.

      (c) During the Window Period or on any date thereafter that is at least one year prior to the date on which a Change in Control occurs, a Participant may make an election under this Section 15(c) pursuant to which, if he or she is designated to serve as a member of the Successor Board (as hereinafter defined) immediately following the occurrence of a Change in Control, the Participant's Retirement under this Plan will not be treated as occurring at the time of the Change in Control but instead, will be treated as occurring on the date on which his or her service as a member of the Successor Board terminates for any reason. For purposes of this Section 15, the term Successor Board shall mean the board of directors of the corporation described in Section 15(e)(i). An election under this Section 15(c) shall be made in the manner set forth in Section 7(c).

      (d) In the case of any Participant for whom an election under Section 15(c) is in effect at the time of a Change in Control, the Participant's Account shall become payable upon his or her Retirement subsequent to the Change in Control. Payment with respect to the Participant's Account shall be made at the time or times, and in the form, determined under the applicable provisions of
Section 7.

      (e) With respect to all periods subsequent to the occurrence of a Change in Control, the following terms shall have the following meanings:

            (i) the term "Corporation" shall refer to the corporation whose acquisition of the Common Stock of the Corporation or substantially all of its assets, or whose merger with the Corporation, results in the occurrence of the Change in Control;

            (ii) the term "Board of Directors" shall refer to the Successor Board; and


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


            (iii) the term "Committee" shall refer to the committee of the Successor Board that has responsibility for the administration of the Plan after the occurrence of the Change in Control.

16.   Successor Corporation

      The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.


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